                                                                    EXHIBIT 2.14



                       PURCHASE AND ASSUMPTION AGREEMENT
                       ---------------------------------

                                by and between

                   THE CITIZENS NATIONAL BANK IN WAXAHACHIE
                               Waxahachie, Texas

                                      and

                               SURETY BANK, N.A.
                                 Hurst, Texas



                                  Dated as of

                                April 13, 1999

                               TABLE OF CONTENTS


SECTION 1. SALE AND PURCHASE OF CERTAIN ASSETS AND ASSUMPTION AND TRANSFER OF
     CERTAIN LIABILITIES.......................................................1
     1.1       Sale of Assets..................................................1
     1.2       Assets to be Retained by Seller.................................2
     1.3       Assumption of Liabilities of Seller.............................3
     1.4       Liabilities to be Retained by Seller............................3
     1.5       Purchase Premium................................................4
     1.6       Valuation of Assets and Liabilities.............................4
     1.7       Delivery of Schedules...........................................4
     1.8       The Closing, the Closing Date and the Effective Time............4
     1.9       Preliminary Balance Sheet and Final Balance Sheet...............4
     1.10      Adjustments.....................................................5
     1.11      Deliveries by Seller at the Closing.............................5
     1.12      Deliveries by Buyer at the Closing..............................7
     1.13      Closing Costs and Recording.....................................7
     1.14      Further Assurances..............................................7
     1.15      Personnel.......................................................7

SECTION 2. REAL ESTATE PROVISIONS..............................................9
     2.1       Commitment for Title Insurance and Survey.......................9
     2.2       Objections and Remedies.........................................9
     2.3       Title Insurance Policy.........................................10
     2.4       Environmental Investigation....................................10
     2.5       Destruction or Damage Prior to Closing.........................11

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER...........................12
     3.1       Organization and Standing......................................12
     3.2       Execution and Delivery.........................................12
     3.3       Compliance with Laws, Permits and Instruments..................12
     3.4       Litigation.....................................................13
     3.5       Consents.......................................................13
     3.6       Title to Assets................................................13
     3.7       Real Property..................................................13
     3.8       Financial Statements...........................................13
     3.9       Absence of Certain Changes or Events...........................13
     3.10      Contracts......................................................14
     3.11      No Adverse Change..............................................14
     3.12      Evidences of Indebtedness......................................14
     3.13      Books and Records..............................................14
     3.14      Regulatory Compliance..........................................14
     3.15      Brokerage Fees.................................................15
     3.16      Employee Matters...............................................15
     3.17      Representations Not Misleading.................................15

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER............................15
     4.1       Organization and Standing......................................15
     4.2       Execution and Delivery.........................................15

                                       i
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     4.3       Compliance with Laws, Permits and Instruments..................15
     4.4       Litigation.....................................................16
     4.5       Consents.......................................................16
     4.6       Brokerage Fees.................................................16
     4.7       Disclosure.....................................................16

SECTION 5. COVENANTS OF SELLER................................................16
     5.1       Best Efforts...................................................16
     5.2       Information for Governmental Applications......................16
     5.3       Required Acts of Seller........................................16
     5.5       Prohibited Acts of Seller......................................17
     5.6       Access; Pre-Closing Investigation..............................18
     5.7       Additional Financial Statements................................18
     5.8       Untrue Representations.........................................18
     5.9       Notice of Adverse Changes, Litigation and Claims...............18
     5.10      No Disclosure or Negotiation with Others.......................19
     5.11      Notices to Customers...........................................19

SECTION 6. COVENANTS OF BUYER.................................................19
     6.1       Best Efforts...................................................19
     6.2       Regulatory Approvals...........................................19
     6.3       Notice of Adverse Changes, Litigation and Claims...............19
     6.4       Change of Name, Notice to Customers............................19
     6.5       Use of Name....................................................20

SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER...................20
     7.1       Compliance with Representations, Warranties and Agreements.....20
     7.2       Necessary Corporate Actions....................................20
     7.3       Governmental Approvals.........................................20
     7.4       No Litigation..................................................21
     7.5       No Material Adverse Change.....................................21

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER..................21
     8.1       Compliance with Representations, Warranties and Agreements.....21
     8.2       Governmental and Other Approvals...............................21
     8.3       No Litigation..................................................21

SECTION 9.
     SURVIVAL OF REPRESENTATIONS, WARRANTIES,
     AGREEMENT AND OBLIGATIONS; INDEMNIFICATION...............................22
     9.1       Survival                        22
     9.2       Indemnification by Seller.....  22
     9.3       Indemnification by Buyer......  23
     9.4       Limit on Indemnities..........  23

SECTION 10. OPERATIONAL AGREEMENTS............................................23
     10.1      Replacement of Customer Check Stock............................23
     10.2      Payment of Checks, Drafts, and Orders..........................23
     10.3      Uncollected Items..............................................24
     10.4      Data Processing and Utilities..................................24

                                       ii
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     10.5      Compliance with Garnishments and Similar Orders................25
     10.6      Direct Deposit Arrangements....................................25
     10.7      Direct Debit Arrangements......................................26
     10.8      IRA Deposits...................................................26
     10.9      Keogh Accounts.................................................26
     10.10     Final Statements...............................................26
     10.11     IRA Deposits and Keogh Accounts................................26
     10.12     Interest Reporting and Withholding.............................27
     10.13     Loans..........................................................27
     10.14     Other Items....................................................28
     10.15     Safe Deposit Box and Safekeeping Business......................28
     10.16     Noncompetition Agreement.......................................28
     10.17     Books and Records..............................................29
     10.18     Taxes..........................................................29
     10.19     Clearing Items.................................................29

SECTION 11. TERMINATION AND ABANDONMENT.......................................29
     11.1      Right of Termination...........................................29
     11.2      Notice of Termination..........................................30
     11.3      Effect of Termination..........................................30

SECTION 12. MISCELLANEOUS.....................................................30
     12.1      Entire Agreement...............................................30
     12.2      Multiple Counterparts..........................................30
     12.3      Amendment......................................................31
     12.4      Notices........................................................31
     12.5      Binding Effect.................................................31
     12.6      Governing Law..................................................32
     12.7      Attorneys' Fees and Costs......................................32
     12.8      Severability...................................................32
     12.9      Assignability..................................................32
     12.10     Rules of Construction..........................................32
     12.11     Expenses.......................................................32
     12.12     Waiver.........................................................32
     12.13     Specific Performance...........................................33
     12.14     Public Disclosure..............................................33
     12.15     Confidential Information.......................................33
     12.16     Arbitration....................................................33
     12.17     Seller's Knowledge.............................................33

                       PURCHASE AND ASSUMPTION AGREEMENT
                       ---------------------------------


     THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of the 13th day of April, 1999, by and between The Citizens National Bank in Waxahachie, a national banking association having its principal place of business in Waxahachie, Texas ("Buyer"), and Surety Bank, N.A., a national banking association having its principal place of business in Hurst, Texas ("Seller").

                                   RECITALS:
                                   --------

     WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase assets from Seller associated with the branches of Seller located at 310 N. Ninth Street, Midlothian, Texas (the "Midlothian Branch"), and 104 N. Elm, Waxahachie, Texas (the "Waxahachie Branch") (collectively, the "Branches"), and to assume certain liabilities of Seller associated with the Branches as hereinafter described on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions herein set forth, the parties hereto, intending to be legally bound hereby, do undertake, promise, covenant and agree with each other as follows:

                                  SECTION 1.
                      SALE AND PURCHASE OF CERTAIN ASSETS
                     ------------------------------------
              AND ASSUMPTION AND TRANSFER OF CERTAIN LIABILITIES
              --------------------------------------------------



     1.1 Sale of Assets. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 1.8) Buyer shall purchase from Seller and Seller shall sell, convey, assign, transfer and deliver to Buyer all of the rights, title, and interests of Seller in and to the following assets of the Branches as a going concern, free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever, except as otherwise provided in this Agreement (all of which are collectively referred to herein as the "Assets"):

          A. All cash and other amounts due from banks, including cash items in the process of collection (the "Cash on Hand");

          B. All Loans (as defined in Section 1.1H) (except for any such loans or any portions thereof that are repaid on or prior to the Effective Time), plus accrued but unpaid interest on such loans through the Effective Time;

          C. All rights, title and interest in the real property on which the Branches are located, as described on Schedule 1.1(C), and all improvements to such property, purchased, installed or constructed by or on behalf of Seller and used in connection with the operation or maintenance of the Branches, including, without limitation, buildings, structures, parking facilities and drive-in teller facilities (the "Real Property");

          D. All furniture, fixtures, leasehold improvements, equipment and other tangible personal property located on or affixed to the Real Property or used in connection with the operations of the Branches;

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          E.   All Prepaid Expenses (as defined in Section 1.9);

          F. All safe deposit contracts and leases for the safe deposit boxes located at the Branches as of the Effective Time (the "Safe Deposit Contracts"); and

          G. All books, records (including computer records), files and documentation relating to the Assets and the Liabilities (the "Records"), including, but not limited to:

               (i) Signature cards, orders and contracts between Seller and its depositors, including records related to IRA Deposits, and records of similar character;

               (ii) Records of deposit balances carried with other financial institutions;

               (iii)  Loan and collateral records and credit files on all Loans;

               (iv)   Available tax records pertaining to the Real Property;

               (v) Deeds, mortgages, abstracts, surveys, appraisals and other instruments or records of title pertaining to real estate or real estate mortgages; and

               (vi) Card forms and printed copy of master applications, file layouts, documentation of the files transferred, and a description of the data in such files, as well as any other documentation to facilitate the orderly operation and conversion to Buyer's system of Seller's data processing operations.

     It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

          H. "Loans" shall refer to the outstanding obligations, as of the Closing Date, associated with loans, and loan participations on the books of the Branches as of the date of this Agreement (including unfunded or partially funded loan commitments, lines of credit, and letters of credit for which Buyer shall be responsible for providing the credit thereunder from and after the Closing Date (the "Commitments"), and overdrafts less than 30 days old as of the Closing Date. "Loans" shall also include loans, Commitments, and loan participations associated with the Branches approved by Seller (with Buyer's input pursuant to Section 5.4K) after the date of this Agreement. Buyer shall succeed to all rights, title, benefits and interests in and to the Assets as of the Effective Time, and shall be entitled to receive all benefits therefrom.

     1.2 Assets to be Retained by Seller. Seller shall retain all assets not expressly purchased by Buyer pursuant to Section 1.1, including, but not limited to all investment securities owned by Seller; all securities purchased by Seller subject to repurchase agreements; all other real estate owned by Seller and properties carried as in substance foreclosures that are associated with the Branches (if any); all assets and records associated with the investment or brokerage business of Seller or its affiliates, whether conducted at the Branches or any other location of Seller; all intangible assets, including goodwill and mortgage servicing rights, of Seller; all rights to the name "Surety Bank, N.A." and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, monetary instruments (including, but not limited to, traveler's checks and cashier's checks), forms and other supplies containing any such logos, trademarks or tradenames; and all trust assets and trust accounts (collectively, the "Excluded Assets"). Seller shall coordinate with Buyer to remove the Excluded Assets from the Branches on or prior to the Effective Time.

Seller shall remove the Excluded Assets at its own cost and will be responsible for making any repairs necessitated by Seller's removal of the Excluded Assets.

     1.3 Assumption of Liabilities of Seller. At the Closing, subject to the conditions contained herein, Seller shall transfer and assign to Buyer, and Buyer shall assume, pay for, perform and discharge from and after the Effective Time, as and when due and payable, the following liabilities of Seller attributable to the Branches and reflected on the general ledger of Seller (all of which are collectively referred to herein as the "Liabilities"):

          A. All deposits as of the Effective Time (the "Deposits"), including accrued and unpaid interest on any interest-bearing deposits through the Effective Time ( "Accrued Interest"), together with all duties and obligations of Seller associated therewith, including, but not limited to, the agreements with customers associated with such deposits (the "Deposit Agreements"; the holders of record of the Deposits are hereinafter referred to as the "Depositors"), but the Deposits shall not include the deposits of the Branches listed on Schedule 1.3A nor shall the Deposits include deposit overdrafts present on the books of the Branches 30 days or more as of the Closing Date unless Buyer agrees otherwise; furthermore, the Deposits shall not exceed $58,000,000;

          B. All accrued real estate taxes on the Real Property attributable to the portion of the year during which Buyer owns such banking facility;

          C. All liabilities, duties and obligations under the Safe Deposit Contracts;

          D. All duties and obligations of Seller under the loan documents related to the Loans;

          E.   All contracts listed on Schedule 1.3E; and

          F. All accrued expenses associated with the Branches as contemplated by Section 1.9.

Buyer shall succeed to all obligations and liabilities of Seller to the extent included in the Liabilities as of the Effective Time, and shall be liable from then and thereafter to pay, discharge and perform all of the Liabilities as if Buyer had itself incurred such obligations and liabilities, and Buyer shall succeed to all rights, offsets and defenses of Seller in connection therewith. For purposes of this Agreement, the term "deposit" shall include, but not be limited to, all uncollected items included in the depositors' balances and credited on the books of Seller, and shall have the meaning identical to that defined in section 3(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1813(1).

     1.4 Liabilities to be Retained by Seller. Seller shall retain all liabilities or obligations not expressly assumed by Buyer pursuant to Section 1.3, including, but not limited to:

          A. All real estate taxes on other real estate and properties carried as in substance foreclosures of Seller, all sales and use, social security and unemployment taxes withheld or collected from employees or customers and all accounts payable and operating expenses, whether or not accrued, for products or services incurred prior to the Effective Time including, but not limited to, salaries, attorneys' fees and telephone, utility, advertising and public relations expenses;

          B. All liabilities for overdrafts in accounts maintained by Seller with other financial institutions, including accrued but unpaid interest thereon through the Effective Time; and

          C. All real estate taxes on the Real Property attributable to the portion of the year Seller owns such facility.

          D. Liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings arising, commenced or resulting from the operations of the Branches prior to the Effective Time.

          E. Seller's cashier checks, letters of credit, money orders, interest checks and expense checks issued prior to closing, consignments of U.S. Government "E" and "EE" bonds and any and all traveler's checks.

     1.5 Purchase Premium. Buyer agrees to pay to Seller a premium (the "Purchase Premium") equal to $6,000,000. Such amount shall be adjusted by mutual agreement as of the close of business as of the end of the month immediately prior to the Closing Date based upon the amount of Assets and Liabilities on the books of the Branches as of such date. At the Closing, Seller shall transfer to Buyer cash in an amount equal to the value of the Liabilities as determined pursuant to Section 1.6, and at the Closing, Buyer shall transfer to Seller cash in an amount equal to the sum of (a) the value of the Assets determined pursuant to Section 1.6, plus (b) the Purchase Premium. In lieu of a direct payment of funds from Buyer to Seller in accordance with the preceding sentence, the parties agree that such amount shall be treated as an offset to the amounts to be paid from Seller to Buyer pursuant to the preceding sentence.

     1.6 Valuation of Assets and Liabilities. For purposes of calculating the value of the Assets to be purchased and the Liabilities to be assumed by Buyer from Seller, all such assets and liabilities shall be valued at their net book value as shown on the books and records of Seller as of the Closing Date (as defined in Section 1.8) (the "Net Book Value"); provided, however, that (i) book value of any asset or liability not recorded in accordance with generally accepted accounting principles shall be adjusted to conform with generally accepted accounting principles and (ii) all Loans shall be valued at principal, excluding accrued but unpaid interest.

     1.7 Delivery of Schedules. Schedules provided for in this Agreement shall be delivered to Buyer and Seller respectively no later than April 21, 1999. Each party shall have two (2) business days to notify the other party whether the information contained in the Schedules is acceptable to such party or constitute a "material adverse change" as contemplated herein.

     1.8 The Closing, the Closing Date and the Effective Time. The sale and purchase of the Assets and the assumption of the Liabilities pursuant to this Agreement (the "Closing") shall occur on a date mutually determined by Buyer and Seller no later than 7 days after receipt of all required regulatory approvals and expiration of all required waiting periods. The Closing shall be held at the offices of Seller at 310 N. 9th St., Midlothian, Texas, at 10:00 a.m., unless another place and time is mutually agreed upon by Buyer and Seller. The date of the Closing is referred to herein as the "Closing Date." Buyer and Seller shall use their best efforts to cause the Closing Date to occur on or before June 30, 1999. The effective time (the "Effective Time") shall be 2:00 p.m. (or such later or earlier time as which deposits are posted by Buyer as of the next business day), local time, on the Closing Date. Buyer and Seller specifically agree that time is of the essence for all purposes with respect to this Agreement and the transactions contemplated hereby.

     1.9 Preliminary Balance Sheet and Final Balance Sheet. On the Closing Date, Seller shall present Buyer with a list of the balances of the Assets and the Liabilities as of a date 3 business days prior to the Closing Date, certified by the Chief Executive Officer or Chief Financial Officer of Seller to be true and correct as of the date reflected thereon (the "Preliminary Balance Sheet"), and the parties will calculate all amounts pursuant to Sections 1.5 and 1.6 in accordance with the amounts reflected on the Preliminary Balance Sheet. Within 3 days following the Closing Date, and when all the data with respect to the Branches up to and including the Effective Time is available, Seller shall present Buyer with a list of the balances of the Assets and the Liabilities as of the Effective Time, certified by the Chief Executive Officer or Chief Financial Officer of Seller to be true and correct as of the date reflected thereon (the "Final Balance Sheet"). Additionally, Seller shall deliver to Buyer a list of loans purchased, individually identified by account number, which list shall be appended to the Bill of Sale. Subject to Buyer's rights of indemnification pursuant to Section 11, the Final Balance Sheet shall become final and binding on Buyer and Seller 10 business days after its delivery to Buyer, unless Buyer gives written notice to Seller of its disagreement with respect to any item included in such statement, including, without limitation, any differences in application of method for calculating accrued interest receivable. Seller and Buyer shall use reasonable efforts to resolve the disagreement during the 10 day period following receipt by Seller of the notice. If the disagreement is not resolved during such 10-day period, the parties agree to follow the procedures set forth in Section 12.16 to resolve such dispute, and such Final Balance Sheet shall be modified by any such resolution, whereupon the Final Balance Sheet shall become final and binding. When the Final Balance Sheet becomes final and binding, an appropriate adjusting settlement payment from Seller to Buyer or from Buyer to Seller, as the case may be, will be made together with accrued interest calculated at the federal funds rate in effect on the Closing Date for the number of days elapsed between the Closing Date and the date of such adjusting settlement payment.

     1.10 Adjustments. All operating expenses and fees accrued or prepaid on or prior to the Effective Time, including, without limitation, wages, salaries, deposit insurance premiums, utility payments, telephone charges, prepaid rents, property taxes, other ordinary operating expenses of the Branches and other expenses related to the Assets or Liabilities, shall be prorated between the parties as of the Effective Time. All real property taxes with respect to the Real Property shall be prorated based upon the tax rate in effect as of the Closing Date of the appropriate taxing authority. All amounts prepaid on Safe Deposit Contracts shall be prorated through the Effective Time, and all deposits paid thereon shall be paid to Buyer. Notwithstanding Seller's normal practices and procedures, to the extent that Seller has paid expenses that are expenses allocable to Buyer pursuant to this Section 1.9, such expenses shall appear as "Prepaid Expenses" on the Preliminary Balance Sheet, or, if not allocable as of the date the Preliminary Balance Sheet is calculated (the "Preliminary Balance Sheet Date"), on the Final Balance Sheet. Notwithstanding Seller's normal practices and procedures, to the extent that expenses have been incurred but not paid by Seller on or prior to the Effective Time, they shall appear as an "Accrued Expense" on the Preliminary Balance Sheet or, if not incurred by the Preliminary Balance Sheet Date, on the Final Balance Sheet.

     1.11 Deliveries by Seller at the Closing. At the Closing, Seller shall execute, acknowledge and deliver to Buyer in recordable form as appropriate, and with third party consents and releases of liens and security interests when required, certificates and other instruments of sale, conveyance, transfer and assignment relating to all of the Assets, and containing warranties consistent with the representations and warranties contained in this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Buyer's obligations to close hereunder):

          A.   A general warranty bill of sale covering the Personal Property;

          B. A special warranty deed conveying good and indefeasible fee simple title to the Real Property, subject only to ad valorem taxes for the year in which the Closing occurs and the Permitted Exceptions;

          C. Documents properly endorsed for transfer reflecting the assignment of all notes, guaranties, security agreements and any other agreements to inure to the benefit of Buyer with respect to the Loans, and possession of any escrow deposits relating to the Loans;

          D. All collateral security of any nature whatsoever held by Seller as collateral for any of the Assets;

          E.   All of the Records;

          F.   The Preliminary Balance Sheet.

          G. The Cash on Hand and such of the other Assets that are capable of physical delivery;

          H. A certificate duly executed by an authorized officer of Seller, dated as of the Closing Date, pursuant to which such officer shall certify that all of the representations and warranties of Seller as set forth in this Agreement are true and correct as of the Closing Date and that there have been no material adverse changes in the condition of the Assets as of the Closing Date;

          I. A certificate duly executed by the Cashier or Secretary of Seller pursuant to which such officer shall certify (i) the due adoption by the Board of Directors of Seller of corporate resolutions attached to such certificate authorizing the transaction and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; and (ii) the incumbency and true signatures of those officers of Seller duly authorized to act on its behalf in connection with the transaction contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Seller;

          J. All documents, contracts, certificates, instruments, keys and records necessary or appropriate to transfer the safe deposit and safekeeping businesses, if any, of the Branches to Buyer;

          K. Possession of the Assets and access to and keys to the Branches and all security devices located at the Branches, together with security codes for access to the Branches and combinations to all locking devices of Seller located at the Branches;

          L. A list, certified by an authorized officer of Seller, setting forth all garnishments, similar court orders, tax liens and orders of any governmental entity in effect with respect to the Deposits;

          M. Payment to Buyer as may be required pursuant to Section 1.5 in immediately available funds (such payment to be made at a time no later than 12:00 Noon, Waxahachie, Texas time, on the Closing Date);

          N. A Power of Attorney in a form to be mutually agreed upon by Buyer and Seller;

          O. Such other documents as may be reasonably required by the Title Company in connection with the issuance of the Title Policy; and

          P. All other documents, certificates and instruments of conveyance, transfer and assignment as are reasonably requested by Buyer or Buyer's counsel. All instruments, agreements and certificates described in this
     Section 1.10 shall be in form and substance reasonably satisfactory to Buyer's legal counsel.

     1.12 Deliveries by Buyer at the Closing. At the Closing, Buyer shall execute, acknowledge and deliver to Seller, in recordable form as appropriate, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation the following (all of such actions constituting conditions precedent to Seller's obligations to close hereunder):

          A. An assignment and assumption agreement by which Buyer assumes the Liabilities;

          B. A certificate duly executed by an authorized officer of Buyer, dated as of the Closing Date, pursuant to which such officer shall certify that all of the representations and warranties of Buyer as set forth in this Agreement are true and correct as of the Closing Date;

          C. A certificate duly executed by the Cashier or Assistant Cashier of Buyer pursuant to which such officer shall certify (i) the due adoption by the Board of Directors of Buyer of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Buyer, and (ii) the incumbency and true signatures of those officers of Buyer duly authorized to act on its behalf, in connection with the transaction and this Agreement and to execute and deliver the Agreement on behalf of Buyer; and

          D. Such other documents, certificates and instruments as are reasonably requested by Seller and Seller's counsel. All instruments, agreements and certificates described in this Section 1.11 shall be in form and substance reasonably satisfactory to Seller's legal counsel.

     1.13 Closing Costs and Recording. Seller and Buyer shall each pay one-half of any documentary, stamp or other transfer taxes, recording fees and escrow fees relating to the sale of the Real Property. Except as otherwise specified in this Agreement, Buyer shall be responsible for filing or recording any instruments or documents evidencing, or otherwise notifying persons who are not parties to this Agreement regarding, the consummation of the transactions contemplated by this Agreement.

     1.14 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

     1.15 Personnel. The parties shall follow the following procedure in dealing with employees of the Branches regarding employment after the Closing:

          A. With respect to all employees of Seller affiliated with the Branches ("Employees"), as soon as reasonably practicable, but no later than 10 days after the date hereof, Seller shall notify each Employee that Seller and Buyer have entered into an agreement with respect to the Buyer's acquisition of the Branches. Seller shall also furnish to Buyer within such time period a schedule containing the name of each Employee, such Employee's salary and benefits, and a synopsis of each Employee's tenure with Seller and any other information reasonably requested by Buyer with respect to such Employee, upon receipt by Seller of each such Employee's consent to such delivery.

          B.   Within 20 days of receipt of information referred to in Section
     A. above, Buyer shall (i) interview each of the Employees, (ii) deliver to Seller a confidential list (the "Employment List") setting forth the Employees to whom Buyer intends to offer employment beginning at the Closing, the position to be offered to each such Employee and such Employee's anticipated compensation and employee benefits (which Employment List may not be changed prior to the Closing except upon mutual agreement of Buyer and Seller, except that the terms of the Employment List shall not be applicable with respect to the employment of any Employee who does not accept employment with Buyer in accordance with the terms of this Section 1.14), and (iii) at a date to be mutually agreed upon by Seller and Buyer, offer to each such Employee a position with Buyer on the terms reflected in the Employment List with respect to such Employee. Each Employee will have 5 business days to accept or reject the offer made by Buyer to such Employee. Each Employee who accepts the offer of employment made by Buyer is hereinafter referred to as a "Designated Employee." If an Employee (i) is not offered employment by Buyer or (ii) rejects Buyer's offer of Employment with such five-day period, Seller may, at its option, approach such Employee to discuss opportunities for such Employee to transfer to other positions with Seller or its affiliates after the Closing. Seller shall pay any and all costs (including without limitation, severance pay and accrued vacation pay) associated with any transfer or termination of any Employee of Seller other than the Designated Employees.

          C. Buyer and Seller shall coordinate all communications of employment offers to, or plans to terminate, any Employee; provided, however, this paragraph shall not be construed to require Buyer and Seller to act jointly at any time.

          D. On the Closing Date, Buyer shall employ each of the Designated Employees at the positions and with the compensation and benefits set forth in the Employment List. Buyer shall not employ any Employees of Seller prior to the Closing Date. Buyer shall not be obligated to make any contribution to any plan or program on behalf of any of such employees, or to otherwise provide any compensation or benefits to any of such employees, with respect to any period prior to the Closing. It is further provided that in no way shall Buyer be liable for any claims of any Designated Employees or other employees of the Branches that any of them may have against Seller.

          E. Seller shall retain all liabilities and obligations (including, without limitation, the liability and obligation for all wages, salary, vacation pay and unemployment, medical, dental, vision, health, disability and retirement benefits), for any claims incurred by any Employee prior to the Effective Time. Buyer shall not at any time assume any liability for the benefits of any Employee under any of Seller's plans. Seller shall be responsible for providing any Employee whose "qualifying event," within the meaning of section 4980B(f) of the Internal Revenue Code of 1986, as amended (the "Code"), occurs on or prior to the Effective Time (and such Employee's "qualified beneficiaries" within the meaning of section 4980B(f) of the Code) with the continuation of group health coverage required by section 4980B(f) of the Code under the terms of the health plan maintained by Seller.

          F. Nothing in this Section is intended, nor shall it be construed, to confer any rights or benefits upon any person other than Buyer and Seller.

          G. Prior to the Closing Date, Seller shall reasonably cooperate with Buyer, at Buyer's expense and at no expense to Seller, in making Employees available to Buyer, its employees and representatives at reasonable times for such training as Buyer deems advisable such times to be other than during lobby hours; provided, however, Buyer shall conduct such training program (some of which training may be conducted off-site from the Branches) in a manner that does not materially interfere with or prevent the performance of the normal duties and activities of such Employees or the operation of the Branch at which such Employees are employed. Buyer shall not be liable for the acts or omissions of Seller's agents or employees.

          H. Nothing in this Section is intended, nor shall it be construed, to obligate Buyer to hire any current Employees of Seller.

          I. Seller shall use its reasonable best efforts to maintain its Employees as employees of the Seller at the Branches until the Closing Date.

                                  SECTION 2.
                            REAL ESTATE PROVISIONS
                            ----------------------

     2.1 Commitment for Title Insurance and Survey. Within 30 business days from the date of this Agreement, Seller shall, at its expense, deliver to Buyer and Buyer's counsel (a) a title commitment (including all documents, instruments or agreements evidencing or creating the exceptions referenced in such commitment) (the "Commitment") issued by Ellis County Abstract & Title, Waxahachie, Texas (the "Title Company") covering the Real Property and (b) a land title survey of the Real Property, prepared and certified as to all matters shown thereon by a surveyor licensed by the State of Texas (the "Survey"), which Survey shall include a notation stating whether or not any portion of the Real Property is located in a 100-year flood plain, flood-prone area of special flood hazard and shall show the specific location of any portions of the Real Property that may be located in any such flood areas. The Commitment shall reflect that Buyer has good and indefeasible title to the Real Estate, subject only to (1) any shortages in area, (2) taxes for 1999 and subsequent years and subsequent assessments for prior years due to a change in land usage or ownership, (3) existing building and zoning ordinances, (4) utility easements, reservations or other exceptions accepted or deemed waived by Buyer.

     2.2  Objections and Remedies.   If the Commitment contains any exceptions
other than those described in Section 2.1, Buyer may object to such exceptions by providing written notice of such objection on or before the close of business on the fifth business day after delivery of the Commitment and the Survey to Buyer. All objections raised by Buyer are referred to herein as the "Objections". Within 30 days after receipt of the Objections, Seller shall either (i) remedy or remove all Objections, or (ii) notify Buyer that Seller has elected not to remedy or remove some or all of the Objections. In the event Seller gives the notice set forth in the preceding clause (ii) of this Section 2.3, or in the event Seller fails to remedy or remove all Objections within said 30-day period, Buyer may (as its sole remedy) on or before close of business on the fifth business day after such 30-day period (or, if applicable, on or before close of business on the fifth business day after receipt of Seller's notice), terminate this Agreement in its entirety by giving Seller written notice, whereon this Agreement shall terminate and have no further force and effect except as set forth in Section 11.3 hereof. If Buyer fails to terminate within such 5-business day period, Buyer shall be deemed to have waived its Objections.

     2.3 Title Insurance Policy. At the Closing, Seller shall, at its expense, cause the Title Company to issue a Texas Owner's Policy of Title Insurance, covering the Real Estate in the amount equal to its Net Book Value as of the Closing Date. Such policy shall guarantee Buyer's title to the Real Property to be good and indefeasible subject only to the exceptions set forth in Section 2.1 (the "Permitted Exceptions").

     2.4  Environmental Investigation

          A. Buyer and its consultants, agents and representatives, shall have the right to the same extent that Seller has such right, but not the obligation or responsibility, to inspect the Properties, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to 20 days after the date hereof. Any Environmental Inspection conducted by Buyer shall be at the expense of Buyer. Buyer shall notify Seller prior to any physical inspections of the Properties, and Seller may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("Secondary Investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Buyer, Buyer shall (i) notify Seller of any Property for which it intends to conduct such a Secondary Investigation and the reasons for such Secondary Investigation, and (ii) commence such Secondary Investigation, on or prior to 40 days after the date hereof. Any Secondary Investigation conducted by Buyer shall be at the expense of Buyer. Buyer shall give reasonable notice to Seller of such Secondary Investigations, and Seller may place reasonable time and place restrictions on such Secondary Investigations.

          B. Seller agrees to indemnify and hold harmless Buyer for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or Secondary Investigation conducted by Buyer or its agents, which damage or injury is attributable to the negligent actions or negligent omissions of Seller or its agents. Buyer agrees to indemnify and hold harmless Seller for any claims for damage to property, or injury or death to persons, attributable to the negligent actions or omissions of Buyer or its agents in performing any Environmental Inspection or Secondary Investigation. Buyer shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, Secondary Investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, Secondary Investigation or other environmental survey shall be made by Seller and not by Buyer. Buyer shall make no such report prior to the Closing unless required to do so by law, and in such case will give Seller reasonable notice of Buyer's intentions.

          C. Buyer shall have the right to terminate this Agreement if (i) the results of such Environmental Inspection, Secondary Investigation or other environmental survey are disapproved by Buyer because the environmental inspection, Secondary Investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (ii) Seller has refused to allow Buyer to conduct an Environmental Inspection or Secondary Investigation in a manner that Buyer reasonably considers necessary; (iii) the Environmental Inspection, Secondary Investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or result in a material adverse change in the Assets or the business of such Branch; (iv) the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup. Promptly upon receipt of all reports associated with the Environmental Inspections and any Secondary Investigation, Buyer shall notify Seller in writing if Buyer intends to terminate this Agreement pursuant to this Section 2.5. Seller shall have the opportunity to correct any objected to violations or conditions to Buyer's reasonable satisfaction for a period of 10 days after such notice. If Seller fails to demonstrate its satisfactory correction of the violations or conditions to Buyer, Buyer may terminate this Agreement at any time after such 10-day period.

          D. Seller agrees to make available to Buyer and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. Seller also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Buyer and shall be entitled to certify the same in favor of Buyer and its consultants, agents and representatives and make all other data available to Buyer and its consultants, agents and representatives.

          E. The term "Environmental Laws" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          F. The term "Property" or "Properties" consists of: (i) all real property owned or leased by Seller relating to the Branches, including but not limited to the Real Property.

          G. The term "Hazardous Material" means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product.

     2.5 Destruction or Damage Prior to Closing. In the event of damage to or destruction of all or any portion of the Real Property by fire or other casualty prior to the Effective Time, Seller will promptly notify Buyer of the nature and extent of such damage or destruction, the amount estimated to be necessary to repair or restore the Real Property, the amount, if any, of Seller's insurance proceeds that are available to make such repairs or restoration and the estimated period of time it will take to make such repairs and restoration. The rights and obligations of the parties by reason of such damage or destruction shall be as follows:

          A. If the estimated time for completion of the repairs to the Real Property is three months or less, then Buyer, at Buyer's option, may (i) take title to the Real Property subject to such damage or destruction with Seller assigning to Buyer all Seller's rights to proceeds of insurance carried by Seller and payable as a result of such damage or destruction, or
     (ii) request that Seller cause the repairs to be made, in which case Seller shall cause the repairs to be made and the Closing Date shall be extended until the repairs are completed.

          B. If the estimated time for completion of the repairs to the Real Property is more than three months, then Buyer, at Buyer's option, may (i) take title to the Real Property subject to such damage or destruction with Seller assigning to Buyer all Seller's rights to proceeds of insurance carried by Seller and payable as a result of such damage or destruction,
     (ii) subject to (c) below, request in writing (the "Buyer's Repair Request") that Seller cause the repairs to be made, in which case Seller shall cause the repairs to be made and the Closing Date shall be extended until the repairs are completed, or (iii) terminate this Agreement by giving written notice to such effect to Seller not later than 10 days after receipt of written notice from Seller notifying Buyer of the estimated time needed for repair, whereupon this Agreement shall terminate and have no further force or effect except as set forth in Section 11.3.

          C. In the event Buyer requests that Seller repair the Real Property pursuant to (b)(ii) above, Seller, shall have the option to terminate this Agreement by giving notice to such effect to Buyer not later than 10 days after receipt of Buyer's Repair Request, whereupon this Agreement shall terminate and have no further force or effect except as set forth in
     Section 11.3.

                                  SECTION 3.
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller represents and warrants to Buyer as follows:

     3.1 Organization and Standing. Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to own, operate and/or lease its properties and to carry on the business and activities now conducted by it. Seller is an insured financial institution as defined in the Federal Deposit Insurance Act, and all of the Deposits are insured by the Bank Insurance Fund. Seller has all requisite corporate power to enter into this Agreement with Buyer, to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby.

     3.2 Execution and Delivery. Seller has taken all corporate and shareholder action, if any, necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Seller constituting the valid and binding obligation of Seller, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     3.3 Compliance with Laws, Permits and Instruments. To the knowledge of Seller, the Branches have been operated in all material respects in accordance with applicable laws, rules and regulations. The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default under, any provision of the Articles of Association or Bylaws of Seller or any material mortgage, indenture, lease, agreement or other instrument or any permit, concession, grant, franchise, license, contract, authorization, judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to Seller or its properties.

     3.4 Litigation. There are no actions, claims, suits, investigations or proceedings pending or, to Seller's knowledge, threatened (or any basis therefor known by Seller) affecting the Assets or Liabilities at law or in equity, or by or before any governmental department, commission, board, bureau, agency or instrumentality, that involve any claim not fully covered by insurance. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Seller, threatened against Seller that questions or might question the validity of this Agreement or any actions taken or to be taken by Seller pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

     3.5 Consents. Other than governmental approvals contemplated by Section 7.3, no approval, consent, authorization or action of, filing with, any governmental body or other third party is required on the part of Seller in connection with (a) the execution, delivery or performance by Seller of this Agreement and the other agreements and documents contemplated hereby or (b) the consummation by Seller of the transactions contemplated hereby.

     3.6 Title to Assets. Except for Permitted Exceptions, Seller has good and marketable title, free and clear of all security interests, mortgages, encumbrances, pledges, trust agreements, liens or other adverse claims to any of the Assets. No person or entity other than Seller has any right, title or interest in and to any of the Assets. Upon payment by Buyer of the amounts contemplated by this Agreement, Buyer will acquire good and indefeasible title to the Assets, free and clear of any lien, charge, encumbrance, option or adverse claim, other than Permitted Exceptions.

     3.7 Real Property. Schedule 1.1(C) contains an accurate and complete description of the Real Property. Seller has received no notice of, or is not otherwise aware of, any proposed condemnation or eminent domain proceeding with respect to the Real Property or any portion thereof. Except as specifically set forth herein or disclosed to Buyer in writing within 30 business days after the execution of this Agreement, Seller has not entered into any agreement regarding the Real Property, and the Real Property is not subject to any claim, demand, suit, proceeding or litigation of any kind, pending or outstanding, or to the knowledge of Seller, threatened or likely to be made or instituted, that would in any way be binding upon Buyer or its successors or assigns or materially affect or limit Buyer's or its successors' or assigns' use and enjoyment of the Real Property or that would materially limit or restrict Buyer's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby. To Seller's best knowledge and belief, the Real Property and collateral underlying the Loans are free from contamination with Hazardous Materials.

     3.8 Financial Statements. Seller has provided Buyer with daily statements and trial balances that fairly present, in all material aspects, the financial condition of the Branches in accordance with generally accepted accounting principles, including a list of overdrafts, past due Loans, new and renewed Loans and new and closed accounts, with respect to the Assets and Liabilities of the Branches as of March 31, 1999 (the "Financial Statements");

     3.9 Absence of Certain Changes or Events. Since March 31, 1999, with respect to its Branches, Seller has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

          A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due;

          B. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of the Assets;

          C. Sold, transferred, leased to others or otherwise disposed of any of the Assets;

          D. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse affect on the Assets;

          E. Suffered any change, event or condition that, in any case or in the aggregate, has had or may have a materially adverse effect on the Assets or the Liabilities; or

          F. Entered into any agreement or made any commitment to take any of the types of action described in subsections A. through E. above.

     3.10 Contracts. There are no agreements, contracts or commitments affecting the Assets to which Seller is a party and that require consent by any other person or entity in connection with the consummation of the transactions contemplated hereby either to prevent a breach or to continue the effectiveness thereof.

     3.11 No Adverse Change. To the knowledge of Seller, and except as disclosed in the representations and warranties made hereunder, there has been no material adverse change nor any event or condition that has had, nor has a reasonable possibility of having in the future, a material adverse change, financial or otherwise, in the Assets or Liabilities since March 31, 1999. No material liabilities affecting the Branches have been incurred since March 31, 1999, other than those arising from normal transactions in the ordinary course of business that have been or will be disclosed to Buyer in writing prior to the Closing Date.

     3.12 Evidences of Indebtedness. To the knowledge of Seller, all evidences of indebtedness and leases reflected as Assets of Seller associated with the Branches are legal, valid and binding obligations of the respective obligors thereof enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and the availability of injunctive relief, specific performance, and other equitable remedies) and are not subject to any defenses, offsets or counterclaims that may be asserted against Seller or the present holder thereof. Anything herein to the contrary notwithstanding, Seller does not guarantee collectibility of any of the Loans.

     3.13 Books and Records. To the knowledge of Seller, the books and records of the Branches of Seller have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Seller have been properly recorded in such books and records.

     3.14 Regulatory Compliance.   To the knowledge of Seller, and except as
disclosed in writing to Buyer, all reports, records and other documents or information involving any of the Assets or the Liabilities or the operation of the Branches that are required to be filed by Seller with any regulatory authority including, without limitation, the OCC, the Federal Deposit Insurance Corporation and the Internal Revenue Service have been duly and timely filed and all information and data contained in such reports, records or other documents is true, accurate and correct.

     3.15 Brokerage Fees. Seller has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or as a result of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against Seller for any brokerage commission or like payment.

     3.16 Employee Matters. Schedule 3.16 lists the names of all Employees as of the date specified thereon and states for each such individual his or her position, dates of employment with Seller, years of service and present compensation.

     3.17 Representations Not Misleading. No representation or warranty by Seller contained in this Agreement, and no statement made by Seller contained in any other agreement or document contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading.

                                  SECTION 4.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     4.1 Organization and Standing. Buyer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full power and authority (including all licenses, franchises, permits and other governmental authorizations that are legally required) to own, operate and lease its properties and to carry on the business and activities now conducted by it. Buyer has all requisite corporate power to enter into this Agreement and carry out its obligations under this Agreement and to consummate the transactions contemplated hereby.

     4.2 Execution and Delivery. Buyer has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Buyer, and each constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     4.3 Compliance with Laws, Permits and Instruments. The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default under, any provision of the Articles of Association or Bylaws of Buyer or any material mortgage, indenture, lease, agreement or other instrument or any permit, concession, grant, franchise, license, contract, authorization, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for filings required in order to obtain the required regulatory approvals, as described in Section 7.3.

     4.4 Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Buyer, threatened against Buyer that questions or might question the validity of this Agreement or any actions taken or to be taken by Buyer pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

     4.5 Consents. Other than the approvals described in Section 7.3, no approval, consent, authorization or action of, filing with, any governmental body or other third party is required on the part of Buyer in connection with
(a) the execution, delivery or performance by Buyer of this Agreement and the other agreements and documents contemplated hereby or (b) the consummation by Buyer of the transactions contemplated hereby.

     4.6 Brokerage Fees. Buyer has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or as a result of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by Buyer directly and without the intervention of any person in such manner as to give rise to any valid claim against Buyer for any brokerage commission or like payment.

     4.7 Disclosure. No representation or warranty by Buyer contained in this Agreement, and no statement made by Buyer contained in any other agreement or document contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading.

                                  SECTION 5.
                              COVENANTS OF SELLER
                              -------------------

     5.1 Best Efforts. Seller agrees to use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     5.2 Information for Governmental Applications. Seller shall promptly, but in no event later than 10 business days after receipt of a request by Buyer, furnish Buyer with all information concerning Seller required for inclusion in any application or statement to be made by Buyer to or filed by Buyer with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and Seller represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Seller shall otherwise cooperate with Buyer in obtaining all governmental and regulatory consents, approvals, licenses, waivers and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement.

     5.3 Required Acts of Seller. Prior to the Closing, Seller shall, unless otherwise permitted in writing by Buyer, and as such acts relate to the
Branches:

          A.   Operate the Branches in the ordinary course of business;

          B. Use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, officers and employees;

          C. Act in a manner that will preserve or attempt to preserve its goodwill;

          D. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business associated with the Branches, except such obligations as Seller may in good faith reasonably dispute;

          E. Maintain all Real Property and Personal Property in its current operating condition and repair, ordinary wear and tear excepted;

          F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

          G. Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits;

          H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable;

          I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, Federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

          J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past; and

          K. Cooperate with and assist Buyer in assuring the orderly transition of the business of the Branches to Buyer from Seller, including permission by Seller to meet regularly with Seller's Chief Lending Officer, Mr. Lloyd Butts, and to receive reports from Mr. Butts regarding any matters related to the assets or liabilities of the Branches to be acquired by Buyer. If the Acquisition is finally disapproved by any appropriate regulatory authority, the Buyer's representatives will no longer be entitled to receive such reports.

          5.5 Prohibited Acts of Seller. Prior to the Closing, Seller shall not, without the prior written consent of Buyer:

          A. Introduce any new material method of management or operation of the Branches:

          B. Take any action that may result in a material adverse change in the business of the Branches or the Assets;

          C. Take or fail to take any action that would cause or permit the representations made in Section 3 to be inaccurate at the time of the Closing or preclude Seller from making such representations and warranties at the time of the Closing;

          D. Default with respect to any provision of any insurance policy now or hereafter in effect relating to the Branches;

          E. Enter into any transaction affecting any Asset or Liability other than in the ordinary course of business;

          F. Make, or incur any obligation to make, any capital expenditures or enter into any contracts to make such expenditures with respect to the Branches, in either case in an aggregate amount not to exceed $10,000, provided that Seller can make any emergency repairs required to restore the Branches to a safe operating condition;

          G. Make any material modifications, including, but not limited to, any changes in collateral, repayment terms or interest rates, to the Assets or Liabilities as a whole;

          H. Sell, transfer, mortgage, encumber or otherwise dispose of any of the Assets except for the disposition of Assets (other than the Real Property) in the ordinary course of business; or

          I. Cause the transfer from the Branches to Seller's other operations of any deposits of the type included in the Liabilities, provided, however, that Seller may transfer deposits to Seller's other branches or offices upon the unsolicited request of the depositors; or

          L.   Pay more than prevailing market rates on deposits.

     5.6 Access; Pre-Closing Investigation. Seller shall afford the officers and authorized representatives of Buyer full access to the properties, books and records of Seller pertaining to the Assets and Liabilities and employees of the Branches in order that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the Assets and Liabilities, including, without limitation, access sufficient to verify the value of the Assets and the Liabilities and the satisfaction of the conditions precedent to Buyer's obligations described in Section 7. Seller agrees at any time, and from time to time, to furnish to Buyer as soon as practicable, any additional information pertaining to the Assets and Liabilities that Buyer may reasonably request.

     5.7 Additional Financial Statements. Seller shall furnish Buyer with Financial Statements as of each month end until the Closing Date for the Branches.

     5.8 Untrue Representations. Seller shall promptly notify Buyer in writing if Seller becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Buyer or any representation or warranty made in or pursuant to this Agreement or that results in Seller's failure to comply with any covenant, condition or agreement contained in this Agreement.

     5.9 Notice of Adverse Changes, Litigation and Claims. Seller shall promptly notify Buyer in writing if Seller becomes aware of (i) any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Buyer or any representation or warranty made in or pursuant to this Agreement or that results in Seller's failure to comply with any covenant, condition or agreement contained in this Agreement, (ii) any litigation, or any claim, controversy or contingent liability that might become the subject of litigation, against Seller or affecting the Branches, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on the business, results of operations or condition, financial or otherwise, of the Branches, (iii) any change that has occurred or has been threatened (or any development has occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Seller that is or may reasonably be expected to have a material adverse effect on the Assets or the Liabilities.

     5.10 No Disclosure or Negotiation with Others. Seller shall prevent the disclosure of any of the terms or conditions hereof to any other person except for disclosure required by appropriate regulatory authorities, and as long as this Agreement shall remain effective, Seller shall not, directly or indirectly, nor shall it authorize any of its officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or discuss or negotiate with, or provide any non-public information to, any corporation, partnership, person or other entity or group (other than Buyer or an affiliate or an associate of Buyer or an officer, partner, employee or other authorized representative of Buyer or such affiliate or associate) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Assets or the Liabilities.

     5.11 Notices to Customers. Prior to the Closing Date, Seller agrees to mail or cause to be mailed, to each of the Depositors, each holder of a safe deposit box domiciled at the Branches and to such other customers as may be required by applicable law, such notice of contemplated transfer of the Assets, the Liabilities or the operations of the Branches as may be required of Seller as a condition of approval by any regulatory authority, or as otherwise may be required by applicable law. Each such notice shall be in a form acceptable to each party hereto, such approval not to be unreasonably withheld. Seller will cooperate with Buyer in preparation and mailing of such notices.

                                  SECTION 6.
                              COVENANTS OF BUYER
                              ------------------

     6.1 Best Efforts. Buyer agrees to use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     6.2 Regulatory Approvals. Buyer shall promptly, but in no event later than 10 days after the date of this Agreement, unless delayed by Seller, file or cause to be filed applications for all regulatory approvals required to be obtained by Buyer in connection with the transactions contemplated hereby.
Buyer shall promptly respond to comments and requests for information received from regulatory authorities. Buyer shall use its best efforts to obtain such regulatory approvals at the earliest practicable time.

     6.3 Notice of Adverse Changes, Litigation and Claims. Buyer shall promptly notify Seller in writing if Buyer becomes aware of (i) any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Buyer or any representation or warranty made in or pursuant to this Agreement or that results in Buyer's failure to comply with any covenant, condition or agreement contained in this Agreement, or (ii) any litigation against Buyer if such litigation might prevent consummation of the transactions contemplated by this Agreement.

     6.4  Change of Name, Notice to Customers.

          A. Prior to the Closing Date, Buyer agrees to mail or cause to be mailed, to each of the Depositors, each holder of a safe deposit box domiciled at the Branches and to such other customers as may be required by applicable law, such notice of contemplated transfer of the Assets, the Liabilities or the operations of the Branches as may be required as a condition of approval by any regulatory authority, or as otherwise may be required by applicable law. Each such notice shall be in a form acceptable to each party hereto, such approval not to be unreasonably withheld.

          B. After the Closing Date, Buyer shall, (i) as soon as practicable, change the name on all documents and facilities relating to the Branches from Seller's name to Buyer's name, and all signs and other trademarks or logos identifying Seller as the owner and operator of the Branches shall be returned to Seller; (ii) starting promptly after the Closing Date, mail written notice by first class mail to all customers of the Branches as of the Closing Date, all Depositors and all borrowers with respect to the Loans, of the consummation of the transactions contemplated by this Agreement, the form and substance of such notice being mutually satisfactory to Buyer and Seller; and (iii) to the extent required by law, give the notices required to be given by it pursuant to section 6 of the Federal Real Estate Settlement Procedures Act, as amended.

     6.5 Use of Name. It is understood that Seller is not transferring to Buyer any right, title or interest in or to, or any right of license to use, Seller's name in connection with the Branches or otherwise. No agency relationship exists between the parties hereto. At no time, whether before or after Closing Date, shall Buyer transact any business in the name of Seller or use any forms, checks or receipts with Seller's name or any trademark or service mark utilized by Seller thereon or in any way hold itself out as the actual or apparent agent of Seller.

                                  SECTION 7.
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
               ------------------------------------------------

     All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part in writing by Buyer:

     7.1 Compliance with Representations, Warranties and Agreements. The representations and warranties made by Seller in this Agreement or in any schedule delivered to Buyer pursuant hereto shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Seller shall have performed or complied with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing except as specifically provided to the contrary in this Agreement.

     7.2 Necessary Corporate Actions. Seller shall have taken any and all requisite corporate actions and other steps and secured any other corporate approvals, including any requisite shareholders approval, necessary to authorize and consummate this Agreement and the transactions contemplated hereby.

     7.3 Governmental Approvals. Buyer shall have received approvals, acquiescences or consents, all on terms and conditions acceptable to Buyer in its sole discretion, from all necessary governmental agencies and authorities to the transactions contemplated by this Agreement, including, but not limited to the approval of the OCC and expiration of applicable waiting periods, for Buyer to acquire the Assets and assume the Liabilities and to establish branches of Buyer at each location of the Branches.

Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

     7.4 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable (b) require the divestiture of a material portion of the Assets or the Liabilities once acquired by Buyer, (c) impose material limits in the ability of Buyer to consummate the Agreement or the transactions contemplated hereby, (d) otherwise materially and adversely affect the Assets, the Liabilities or the Branches or (e) if the Agreement or the transactions contemplated hereby are consummated, subject Buyer or any officer, director or employee of Buyer to criminal penalties or to civil liabilities. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through
(e) above.

     7.5 No Material Adverse Change. Buyer shall have determined in good faith that there has been no material adverse change in the business, properties, operations or financial condition of any of the Branches or any of the Assets or Liabilities in the aggregate since the date of this Agreement.

                                  SECTION 8.
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
               -------------------------------------------------

     All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Seller.

     8.1 Compliance with Representations, Warranties and Agreements. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Buyer shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

     8.2 Governmental and Other Approvals. Buyer shall have received approvals, acquiescences or consents to the transactions contemplated by this Agreement from all necessary governmental agencies and authorities for the transactions contemplated hereby, and Seller and Buyer shall have received satisfactory evidence that such approvals have been obtained and that any necessary waiting periods have passed or Buyer shall have notified Seller in writing that such approvals, acquiescences or consents are reasonably expected to be obtained in due course.

     8.3 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or the transactions contemplated hereby illegal, invalid or unenforceable or (b) if the Agreement or the transactions contemplated hereby is consummated, subject any officer, director or employee of Seller to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) or (b) above.

                                  SECTION 9.
      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENT AND OBLIGATIONS;
      -------------------------------------------------------------------
                               INDEMNIFICATION.
                                ---------------

     9.1 Survival. The representations, warranties, obligations, covenants, indemnities and agreements of Seller and Buyer contained in this Agreement shall survive the Closing for nine months and shall continue thereafter. Such representations, warranties, obligations, covenants, indemnities and agreements shall not be affected by, and shall remain in full force and effect notwithstanding, any investigation at any time made by or on behalf of any party hereto or any information any party may have with respect thereto.

     9.2 Indemnification by Seller. Seller agrees, effective as of the Closing, to pay, and to indemnify, save, defend and hold harmless Buyer and each of its officers, directors, shareholders and representatives (collectively, "Insiders"), from and against, and shall reimburse Buyer and its Insiders with respect to, any and all damages, liabilities, losses, obligations, actions, suits, disbursements, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs (including, without limitation, reasonable attorneys' and expert witness' fees, costs of investigation and court costs) of every kind (collectively, "Losses"), imposed on, incurred by or asserted against Buyer or its Insiders (or any of them) in any way relating to or arising from or out of:

          A. A breach, deficiency, inaccuracy or inadequacy of or in any statement, representation or warranty of Seller contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the transactions contemplated hereby;

          B. Ownership or operation of each of the Branches or their respective businesses and properties prior to the Effective Time;

          C.   Liabilities of Seller that are not expressly assumed by Buyer;

          D. A breach of any covenant of Seller or the failure of Seller to perform any agreement, covenant or obligation of Seller contained in this Agreement or in any other agreement or document executed pursuant to this Agreement,

          E. Any taxes, including interest and penalties, required to be paid by Seller or its successor, which relate to Seller's business or assets at or prior to the Effective Time;

          F. The termination of employment by Seller prior to the Effective Time of any individual who is an officer or employee of Seller; and

          G. All refunds or repayments made by Seller following the Effective Time of credit life or single interest insurance premiums on policies that were issued in connection with loans made by Seller prior to the Effective Time and purchased by Buyer.

     Any claim for indemnification shall be applicable to each representation independently, irrespective of whether such claim is consistent with any other representation contained in this Agreement.

     9.3 Indemnification by Buyer. Buyer hereby agrees, effective as of the Closing, to pay, and to indemnify, save and hold harmless Seller from and against, and shall reimburse Seller with respect to, any and all Losses imposed on, incurred by or asserted against Seller in any way relating to or arising from or out of:

          A. A breach, deficiency, inaccuracy or inadequacy of or in any statement, representation or warranty of Buyer contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the transactions contemplated hereby;

          B. Ownership or operation of each of the Branches or their respective businesses and properties after the Effective Time;

          C.   Liabilities of Seller that are expressly assumed by Buyer;

          D. A breach of any covenant of Buyer or the failure of Buyer to perform any agreement, covenant or obligation of Buyer contained in this Agreement or in any other agreement or document executed pursuant to this Agreement,

     Any claim for indemnification shall be applicable to each representation independently, irrespective of whether such claim is consistent with any other representation contained in this Agreement.

     9.4 Limit on Indemnities. Notwithstanding any other provision hereof, the rights of any party to be indemnified shall be subject to the following limitations:

          A. The indemnifying party shall pay claims hereunder when a claim against the indemnified party has been established by a final judgment in litigation or by settlement consented to in writing by Seller and Buyer; and

          B. The indemnifying party shall not be liable for any claim covered by the indemnities under Sections 9.2 or 9.3 unless the indemnifying party has been notified of such claim prior to the third anniversary of the Closing Date.

                                  SECTION 10.
                            OPERATIONAL AGREEMENTS
                            ----------------------

     10.1 Replacement of Customer Check Stock. Upon customer request, Buyer shall forward to each Depositor new checks on Buyer's check stock, which checks the Depositor may draw upon Buyer for the purpose of effecting transactions with respect to such Deposits. The parties will use reasonable efforts to develop procedures (i) that will cause checks drawn on Seller's form of check stock against Deposits that are received after the Effective Time to be cleared through Buyer's then current clearing procedures and (ii) to provide for the orderly conversion of ATM and debit cards.

     10.2 Payment of Checks, Drafts, and Orders. After the Effective Time, Buyer agrees (i) to pay in accordance with applicable law, the Deposit Agreements and customary banking practice all checks, drafts and withdrawal orders properly drawn by Depositors and properly presented to Buyer by mail, over its counters or through the check clearing system of the banking industry, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Buyer, and (ii) in all other respects to discharge, in accordance with applicable law, the Depository Agreements and customary banking practice in the usual course of its banking business, all duties and obligations of Seller with respect to the balances due and owing to the Depositors. If any of the Depositors shall demand payment from Seller for all or any part of any Deposit, Seller shall not be liable or responsible for making such payment.

     10.3 Uncollected Items. If an item included in the Deposits at the Effective Time is returned to Seller after the Effective Time as uncollected (an "Uncollected Item") within the first six months after the Closing Date, then:

          A. Within one business day after receipt, Seller will fax to Buyer a list reflecting the amount of such Uncollected Item, the date of deposit and depositor's account number (if available) and Seller will forward a consolidated collection request with the original Uncollected Item (a "Collection Advice"), to Buyer.

          B. Upon receipt of a Collection Advice, Buyer may place holds on the respective customers' Deposits in an amount not less than the amount of the Uncollected Item and may take any actions appropriate to ensure that such Deposits are not withdrawn in accordance with normal procedures of Buyer.

          C. Within 2 business days after receipt of such Collection Advice and original Uncollected Item, Buyer will debit the available Deposits and/or overdraw the depositor's account (except in such cases when Seller's negligence is the basis of a defense by the customer to Buyer's right to debit such accounts or overdraw such account) and return the paid collection request to Seller. Uncollected Items that overdraw an account balance shall be held by Buyer unless requested by Seller during the collection process. Buyer will release Uncollected Items to depositors only upon receipt of sufficient good funds to cover any deficient balances.

          D. A list reflecting name, address, phone number and number of accounts overdrawn $1,500 or more, resulting from Uncollected Items forwarded by Seller being charged to the customer's account, shall be sent to Seller on the date such item is charged back.

          E. Unless Buyer consents otherwise, Seller will be responsible for collecting overdrawn balances of Uncollected Items for thirty days and older as of the Closing Date. Buyer will cooperate with Seller with respect to providing information or records that may be needed to pursue resolution of amounts due to Seller. Buyer will be responsible for reasonable collection efforts on overdrawn balances of Uncollected Items for less than 30 days as of the Closing Date.

          F. After a period of 60 days from the date an account is charged for an Uncollected Item and becomes overdrawn, Buyer will submit a collection request to Seller for any remaining balances that could not be collected. The original Uncollected Items received shall be returned with the collection letter.

     10.4 Data Processing and Utilities.

          A. Following the receipt of all required regulatory approvals, Seller shall assist Buyer in the transfer of all utilities relating to the Branches, including the existing phone number for the Branches, into the name of Buyer.

          B. From the date hereof through the Closing Date, Seller shall cooperate and work with Buyer to complete the tasks required to facilitate the conversion of the data processing operations of the Branches.

          C. Within 15 days of the date of this Agreement, and as reasonably requested by Buyer, Seller shall provide Buyer with initial computer data on media acceptable to Buyer ("test tapes") to be used by Buyer solely to assist in the conversion of the data processing operations of the Branches to the data processing system of Buyer. Seller shall use best efforts to provide any computer programming or changes in existing file layouts related to any of the Assets or Liabilities that Buyer may reasonably request. In addition, Seller shall deliver to Buyer final computer data on media acceptable to Buyer ("final tapes") and deconversion reports as of the Closing Date by not later than 10:00 a.m. local time on the day immediately following the Closing Date. Such test tapes and final tapes shall be in a format currently used by Seller, and Seller will reasonably cooperate with Buyer in Buyer's conversion of such format to one which is reasonably acceptable to Buyer. Such test tapes and final tapes shall include master applications, specifications, file layouts, documentation of
     the files transferred, and a description of the data in such files.   Such
     test tapes and final tapes shall contain such data that Buyer may reasonably request, including, but not limited to, customer name, address, account number, taxpayer identification number, deposit type, account opening date, average collected balance, current balance, branch code, interest method and frequency, maturity date, last rollover date, term, and next interest payment due date. Seller warrants and represents that the information based upon which such test tapes are created, and final tapes shall be true and correct in all material respects as of the time given.

          D. Seller agrees to reasonably cooperate in resolving any conversion-related issues arising from the conversion of the accounts for a period of 90 days following the date that the conversion is completed. If Buyer requests, Seller shall reformat or data scrub the conversion tapes and Buyer shall reimburse Seller for any costs and expenses incurred by Seller in such reformatting or data scrubbing.

          E. During the period following receipt of all necessary regulatory approvals for the transaction until Closing Date, on a date and time mutually agreeable to Buyer and Seller, Seller shall cooperate with and permit Buyer, at Buyer's option and expense and at no expense to Seller, to make provision for the installation of teller equipment in the Branches; provided, however, that Buyer shall arrange for the installation of such equipment at such times and in a manner that does not significantly interfere with the normal business activities and operation of Seller or the Branches.

     10.5 Compliance with Garnishments and Similar Orders. After the Effective Time, Buyer will comply in all material respects with any and all garnishments, similar court orders, tax liens and order of any governmental entity in effect with respect to the Deposits, and Buyer will not pay any Deposits in violation of such garnishments, orders or tax liens or otherwise take any actions not permitted pursuant thereto or pursuant to applicable law.

     10.6 Direct Deposit Arrangements . Seller will use reasonable efforts to transfer to Buyer on the Closing Date all of those automated clearing house and Fed wire direct deposit arrangements that are tied by agreement or other standing arrangement to the Deposits. For a period of 120 days, (the "Direct Deposit Cut-off Date"), Seller will, no later than the next business day following the date of receipt thereof, remit and transfer by electronic transmission to Buyer all direct deposits intended for the Deposits. After the Direct Deposit Cut-off Date, Seller may discontinue accepting and forwarding automated-clearing-house and Fed-wire entries and funds and return such direct deposits to the originators marked "Account Closed".

     10.7 Direct Debit Arrangements. With respect to all Deposits that have arrangements providing for direct debit of such accounts by third parties ("Direct Debit Accounts"), for a period of 120 days after the Closing Date, Seller will forward to Buyer all direct debits on Direct Debit Accounts on the business day following the date of receipt thereof, and will give Buyer a daily accounting of such debits to Buyer's clearing account. Thereafter, Seller may discontinue forwarding such entries and return them to the originators marked "Account Closed".

     10.8 IRA Deposits. With respect to Deposits that are individual retirement accounts created by a trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of section 408 of the Code ("IRA Deposits"), effective as of the Closing Date, Seller will resign as custodian and Seller will appoint Buyer as successor custodian of all such IRA Deposits, including but not limited to, sending to the depositors thereof appropriate notices, and filing any appropriate applications with applicable regulatory authorities. At the Effective Time, Buyer will accept appointment as custodian with respect to such IRA Deposits and will perform all of the duties so transferred and comply with the terms of Seller's agreement with the depositor of the IRA Deposits affected thereby.

     10.9 Keogh Accounts. With respect to Deposits that are Keogh Accounts created by a trust for the benefit of employees and that comply with the provisions of section 401 of the Code ("Keogh Accounts"), Seller will use reasonable efforts and cooperate with Buyer to invite depositors thereof to direct a transfer of each such depositor's Keogh Account and the related Deposit to Buyer, as custodian thereof, and to adopt Buyer's form of Keogh master plan as a successor to Seller's Keogh master plan. Buyer will assume no Deposits that are Keogh Accounts unless Buyer has received the documents necessary for such assumption or transfer at or before the Closing. With respect to any depositors who do not transfer such Keogh Accounts to Buyer's form of Keogh master plan, Seller will use reasonable efforts in order to enable Buyer to retain such Keogh Accounts at the Branches.

     10.10 Final Statements. Seller will render a final statement to each Depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time; provided, however, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller's business. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements. Seller shall provide magnetic records of final customer statements to Buyer.

     10.11 IRA Deposits and Keogh Accounts. Seller will deliver to Buyer on the Closing Date all of the documents in Seller's possession governing each IRA Deposit and Keogh Account that is included in the Deposits. Seller will prepare and file all reports to government authorities required to be filed for the period ending on the Closing Date and all prior periods (except for filing IRS Form 1099's for the calendar year in which the Closing occurs, for which filings Buyer will be responsible pursuant to Section 10.12 A. and B.). Buyer will be responsible for all such reporting for periods commencing on the day after the Closing.

     10.12 Interest Reporting and Withholding.

           A. For the period from January 1 of the year in which the Closing occurs through the Closing Date, Seller will provide all information necessary for Buyer to report to applicable taxing authorities and owners of Deposits, all interest credited to, withheld from and any early withdrawal penalties imposed upon the Deposits during such period (collectively, the "Reported Amounts"). With respect to all periods beginning on or after January 1 of the year in which the Closing occurs, Buyer will report all Reported Amounts to applicable taxing authorities and owners of Deposits.

           B. With respect to any Accounts for which amounts are required by any governmental agency to be withheld (the "Withholding Accounts"), Seller will: (i) for the period from January 1, of the year in which the Closing occurs through the Closing Date, report all Reported Amounts incurred during such period on the Withholding Accounts to applicable taxing authorities and to the owners of the Withholding Accounts; and (ii) withhold any amounts required by any governmental agencies to be withheld from the Withholding Accounts on or before the Closing Date in accordance with applicable law or appropriate notice from any governmental agency and remit such amounts to the appropriate agency on or prior to the applicable due date; and Buyer will: (i) for the period from the day after the Closing Date to the end of the calendar year (and all periods thereafter), report all Reported Amounts incurred during such period on the Withholding Accounts to applicable taxing authorities and to the owners of the Withholding Accounts; and (ii) withhold any amounts required by any governmental agencies to be withheld from the Withholding Accounts after the Closing Date in accordance with applicable law or appropriate notice from any governmental agency and remit such amounts to the appropriate agency on or prior to the applicable due date.

           C. Buyer shall report to applicable authorities and the borrowers of the Loans all interest paid on such loans for the year in which such loans are acquired by Buyer.

     10.13 Loans. In connection with the transfer of the Loans, Seller and Buyer agree as follows:

           A. The parties will cooperate and use their best efforts to cause Buyer to become the beneficiary of credit life, accident and health, vendor's single interest premium or similar insurance purchased by or on behalf of such customer on the Loans. For the duration of such insurance, Seller and Buyer agree to cooperate in good faith to develop a mutually satisfactory method by which the issuer of such insurance will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time.

           B. Each of Buyer and Seller will use their best efforts to comply with all notice and reporting requirements of the loan documents or of any law or regulation with respect to the transfer of such loans.

           C. Within 30 days after the Closing Date, Buyer may, at its expense, issue new coupon books, if applicable, or similar payment notices for payment of the Loans with instructions to use Buyer's coupons or statements and to destroy unused coupons furnished by Seller.

           D. For a period of 60 days after the Closing Date, within 3 business days after receipt by Seller of any check or money order made payable to Seller representing payment on a Loan, Seller shall issue and forward a cashier's check made payable to Buyer or wire transfer to the benefit of Buyer in the amount of such item, and forward the item for collection. If the item is returned unpaid, however, Seller shall promptly notify Buyer of such item's return and shall forward the original of such item to Buyer. Within 3 business days after receipt of such returned item, Buyer shall issue and forward a cashier's check or wire transfer to Seller in the amount of such item, and Buyer shall be responsible for any further efforts to collect such item.

           E. If the balance due on any Loan has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the asset value representing the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand.

           F. The parties hereby agree that Seller makes no representations or warranties as to whether the Loans are collectible.

     10.14 Other Items. Following the Effective Time, Seller agrees to deliver immediately, but in no event later than three (3) business days after receipt by Seller, to Buyer any collected funds accepted by Seller for credit to any account included in the Deposits, (iii) any refunds or reimbursements of prepaid expenses included in the acquired Assets which are accepted by Seller and (iv) any written notices or correspondence received by Seller relating to the Deposits or the Loans.

     10.15 Safe Deposit Box and Safekeeping Business. From and after the Closing, Buyer agrees to assume and discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to all safe deposit boxes located in the Branches, and to maintain all necessary facilities for the use of such boxes by the renters thereof during the period for which such persons have paid rent therefor in advance to Seller, subject to the provisions of the rental agreements between Seller and the respective renters of such boxes. From and after the Closing, Buyer shall assume, honor, and discharge the duties and obligations of Seller with respect to all safekeeping items obtained from Seller and shall be entitled to any right or benefit heretofore accrued or hereafter accruing therefrom. At the Closing, Seller shall provide Buyer with a true and correct list of all safe deposit rental agreements and contracts with respect to the Branches in effect as of the Closing Date, together with the rentals or other amounts paid on such agreements and contracts and the expiration dates of such contracts.

     10.16 Noncompetition Agreement. For and in consideration of the purchase by Buyer of the Assets and the assumption of the Liabilities, the payment of the Purchase Premium and the other agreements and covenants contained in this Agreement, Seller agrees as follows:

           A. From the date hereof and for a period of three years following the Closing Date, Seller and the officers, directors and employees of Seller (for so long as they are employed by Seller) will not (i) establish, own or operate a branch or other office within Ellis County, Texas, (ii) other than banking services offered to the public generally via the Internet, and insurance premium finance marketing efforts in place with insurance agencies, solicit the banking business of any current customers of the Branches whose banking business or any part thereof is transferred to Buyer pursuant to the terms of this Agreement, or (iii) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others concerning employment, any person who is, or within the preceding 12 months was, a Designated Employee or an employee of Buyer.

           B. If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law. Seller hereby acknowledges and agrees that Buyer will be irreparably damaged if the provisions of this Section 10.16 are not specifically enforced. Accordingly, Buyer shall be entitled to an injunction restraining any violation of this Section 10.16 by Seller (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy that Buyer may have at law or in equity.

     10.17 Books and Records. Buyer shall allow Seller and its authorized agents and representatives to inspect any of the Records for any proper purpose during regular business hours after the Closing Date upon reasonable notice to Buyer (which notice shall specify the purpose of such inspection), and Seller may, at its own expense, make such copies of and excerpts from such books and records as it may deem desirable; provided, however, that all information, including copies of books and records, obtained by Seller from Buyer pursuant to this Section 10.17 shall be and remain confidential information known to Seller or otherwise contained in Seller's books and records. Buyer shall maintain all material books and records relating to the Assets, the Liabilities and the business of the Branches for a period that is not less than the greater of (i) the period required by applicable law, rule or regulation or (ii) three (3) years from the Closing Date.

     10.18 Taxes. Buyer shall be responsible for the payment of all taxes arising as a result of the purchase of the Assets; except that Buyer shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of this transaction. Seller shall cooperate with Buyer in Buyer's efforts to minimize all taxes payable by Buyer, if any, as a result of the transactions contemplated by this Agreement.

     10.19 Clearing Items. During the 120-day period following the Closing Date, if it is not possible to clear checks and other items drawn on a Deposit account through Buyer's then current clearing procedures, Seller will make provisional settlement to the presenting institution and will forward such checks and other items on such Deposit to Buyer, no later than the next business day after receipt thereof, and Buyer will reimburse Seller for such provisional settlement. Upon the expiration of such 120-day period, Seller shall cease forwarding checks and other debits against the Deposit accounts and return them to the originators marked "Account Closed". Upon timely presentation to Buyer, Buyer will assume all responsibility for such items (except for such items that have not been handled by Seller in accordance with applicable law or regulation, or with ordinary care), including but not limited to determining whether to honor or dishonor such items and giving any required notification for the return of items.

                                  SECTION 11.
                          TERMINATION AND ABANDONMENT
                          ---------------------------

     11.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing as follows, and in no other manner:

          A.   By the mutual consent of Seller and Buyer;

          B. By either Buyer or Seller, if the Closing has not occurred by September 30, 1999, or such other date as Seller and Buyer shall agree in writing, unless the failure to so consummate by such time is due to a breach of this Agreement by the party seeking to terminate;

          C. By Buyer if Buyer reasonably determines that regulatory approval as set forth in Section 7.3 cannot be reasonably and economically obtained on terms and conditions satisfactory to Buyer in its sole discretion.

          D.   By Seller or Buyer in the event regulatory approval is denied.

          E. By Buyer if there shall be any actual or threatened litigation to restrain or invalidate the sale of the Assets to, or the assumption of the Liabilities by, Buyer that, in the good faith judgment of Buyer makes it inadvisable to proceed with such transaction;

          F. By Buyer if there shall have been any material adverse change in the condition, business, operations, affairs, prospects, properties or assets of Seller that are the subject of this Agreement;

          G. By Buyer if any material representation or warranty made herein by Seller is untrue in any material respect, or Seller shall have defaulted in any material respect in the performance of any material obligation under this Agreement;

          H.   By Buyer pursuant to the termination provisions provided in
     Section 2.3, Section 2.5 or Section 2.6.

          I. By Seller if any material representation or warranty made herein by Buyer is untrue in any material respect, or Buyer shall have defaulted in any material respect in the performance of any material obligation under this Agreement, including any default under Section 6.2.

     11.2 Notice of Termination.  The power of termination provided for by
Section 11.1 may be exercised only by a notice given in writing, as provided in
Section 12.4.

     11.3 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 11.1, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 12.11, and (b) the provisions of Section 12.15 shall remain applicable.

                                  SECTION 12.
                                 MISCELLANEOUS
                                 -------------

     12.1 Entire Agreement. This Agreement and the other agreements, documents and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

     12.2 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. a telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     12.3 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument signed by each party hereto.

     12.4 Notices. Any and all notices and other communications required or permitted to be given under this Agreement by any party hereto to the other party may be delivered personally or by overnight courier service or sent by mail, telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective upon the earlier of actual receipt or (a) in the case of mail, upon the earlier of actual receipt or 3 business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (b) in the case of overnight courier service, one business day after delivery to such courier service. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.4. All communications must be in writing and addressed as follows:

     If to Seller:    Surety Bank, N.A.
                      1845 Precinct Line Rd., Suite 100
                      Hurst, Texas  76054
                      Attn:  C. Jack Bean
                             Chairman
                      Telecopy: (817) 498-0647

     With a Copy to:  Ms. Margaret Holland
                      Tracy & Holland, L.L.P.
                      306 West Seventh Street, #500
                      Fort Worth, Texas  76102-4982
                      Telecopy: (817) 332-3140

     If to Buyer:     The Citizens National Bank in Waxahachie
                      200 N. Elm St., P.O. Box 717
                      Waxahachie, Texas
                      Attn:  Mark Singleton
                             President
                      Telecopy: (972) 938-4364

     With a Copy to:  Carolyn V. Kelly, Esq.
                      Jenkens & Gilchrist,
                      a Professional Corporation
                      1445 Ross Avenue, Suite 3200
                      Dallas, Texas 75202
                      Telecopy:  (214) 855-4300

     12.5 Binding Effect. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

     12.6 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN ELLIS COUNTY, TEXAS.

     12.7 Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     12.8 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then
(a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     12.9 Assignability. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 12.9 shall be void and of no effect.

     12.10 Rules of Construction. All sections referred to herein are sections of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. The exhibits and schedules to this Agreement (and any appendices thereto) referred to in this Agreement and attached hereto are and shall be incorporated herein and made a part hereof for all purposes as though set forth herein verbatim. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

     12.11 Expenses. Seller shall pay all of its expenses and costs (including, without limitation, all attorneys' fees and expenses and application fees), and Buyer shall pay all of its expenses and costs (including, without limitation, all attorneys' fees and expenses and application fees), in connection with this Agreement and the consummation of the transactions contemplated hereby.

     12.12 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such action shall be evidenced by a signed written notice given in the manner provided in Section 12.4. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 12.4) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

     12.13 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     12.14 Public Disclosure. Seller and Buyer will consult with each other regarding the content of any press release or other public disclosure concerning this transaction and obtain the prior written approval of the other party hereto; provided, however, that notwithstanding anything else contained in this
Section 12.14, Seller and Buyer shall be permitted to make any public disclosure or governmental filings as its counsel may deem necessary to maintain compliance with or to prevent violations of applicable Federal or state laws or regulations.

     12.15 Confidential Information. Except as may be required by applicable securities laws or as may be necessary to obtain the regulatory approvals as described in Section 7.3, Seller and Buyer will treat as confidential any information related to the transactions described herein obtained from any other party. Seller and Buyer will use such information, and not disclose it to others, except their employees, advisors, directors and agents, expressly for the purposes of evaluating the potential of consummating the transactions proposed herein. The term "information" does not include any information that
(a) at the time of disclosure or thereafter is generally available to and known by the public, (b) was available on a nonconfidential basis from a source other than Seller or Buyer or (c) was independently acquired or developed without violating any laws or obligations under this Agreement.

     12.16 Arbitration. Buyer and Seller shall agree, by amendment to this Agreement, on provisions whereby any controversy or claim between Buyer and Seller arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to, a claim based on or arising from an alleged tort, will, at the request of any party, shall be determined by arbitration.

     12.17 Seller's Knowledge.   '"Seller's Knowledge" or other similar phrases
means information that is known to any Executive Officer or Loan Review Officer of the Seller, or to the Branch Manager or Branch President of the applicable Branch, without (except for Section 3.12) independent investigation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                              Buyer:

                              THE CITIZENS NATIONAL BANK IN WAXAHACHIE

[S E A L]
                              By:  /s/ Mark Singleton
                                ------------------------------------------------
                                    Mark Singleton, President

ATTEST:


   /s/ Shirley K. Singleton
------------------------------
Name:  Shirley K. Singleton
Title:  Vice President


                              Seller:

                              SURETY BANK, N.A.

[S E A L]
                              By:  /s/ C/ Jack Bean
                                ------------------------------------------------
                                    C. Jack Bean, Chairman

ATTEST:


 /s/ B. J. Curley
------------------------------
Name:  B. J. Curley
Title:  Secretary